UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ----------------



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 29, 2005



                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)





        Delaware                      000-24923                  25-1799439
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
     of Incorporation)               File Number)            Identification No.)


                            4000 MacArthur Boulevard
                          Newport Beach, CA 92660-3095
               (Address of principal executive offices) (Zip code)


                                 (949) 483-4600
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.01.  Entry into a Definitive Material Agreement.

     On November 29, 2005, Conexant Systems, Inc. (the "Company") entered into a receivables purchase program pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement") under which it has agreed to sell from time to time certain of the Company's accounts receivable to Conexant USA, LLC ("Conexant USA"), a special purpose entity that is controlled by the Company. Concurrently with the Receivables Purchase Agreement, Conexant USA entered into a credit agreement with Wachovia Bank, National Association (the "Credit Agreement") providing for an $80 million credit facility secured by the assets of Conexant USA. Pursuant to a servicing agreement between the Company and Conexant USA (the "Servicing Agreement"), the Company performs collections and administrative functions on behalf of Conexant USA. The program and the related agreements are for a 364-day period, subject to 364-day extensions in Wachovia's sole discretion at Conexant USA's request. Conexant USA is a separate corporate entity with its own creditors who, in the event of Conexant USA's liquidation, will be entitled to a claim on Conexant USA's assets prior to any distribution to the Company. The financial results of Conexant USA are included in the consolidated financial statements of the Company for financial reporting purposes.

     Receivables Purchase Agreement

     Under the Receivables Purchase Agreement, the Company will sell certain of its foreign and domestic accounts receivable, the payment of which is insured under an insurance policy and which otherwise meet certain eligibility criteria, to Conexant USA. The purchase price for the eligible receivables will be at an agreed upon discount to the face value of the eligible receivable, and will be payable in a combination of cash and a subordinated promissory note issued in favor of the Company. The cash price paid for the purchase of an eligible receivable will be based on the amount of Conexant USA's available cash and available advances under the Credit Agreement, but must be at least 85% of the uncollected value of the eligible receivable at the time of purchase. The cash price for eligible receivables will be financed by the proceeds of borrowings made under the Credit Agreement and with funds (in excess of certain required minimum amounts) on deposit in Conexant USA's account. The remainder of the purchase price for eligible receivables will be accounted for by an increase in the balance owing to the Company on the subordinated promissory note, which will be subordinate to Conexant USA's obligations to Wachovia under the Credit Agreement. Purchases of eligible receivables will be settled weekly.

     Conexant USA must maintain an insurance policy with a satisfactory underwriter which insures the payment of the eligible receivables over political and credit risks. Any proceeds from claims made under the insurance policy will be applied to the repayment of borrowings under the Credit Agreement and then to Conexant USA's account. Proceeds from the collection of the eligible receivables will be used by Conexant USA to pay premiums on the insurance policy, to purchase additional eligible receivables from the Company, to repay Wachovia the principal and


                                       2
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interest on any amounts borrowed under the Credit Agreement, and to pay certain fees and expenses of the program.

     The Receivables Purchase Agreement contains representations, warranties, covenants and indemnities customary for facilities of this type.

     Credit Agreement

     The Credit Agreement provides for a 364-day revolving credit facility to finance the cash portion of the purchase price of eligible receivables. The credit facility is subject to a 364-day extension in Wachovia's sole discretion at Conexant USA's request. The Credit Agreement will be secured by a first-priority security interest in favor of Wachovia on all of Conexant USA's assets, including purchased eligible receivables, cash, accounts and proceeds of the insurance policy. Outstanding borrowings under the Credit Agreement will bear interest at a rate per annum equal to the 7-day LIBOR, plus 0.6%, payable weekly on each settlement date. The outstanding principal amount of all borrowings under the Credit Agreement may not exceed the lesser of 85% of the uncollected value of eligible receivables which are eligible for coverage under the insurance policy and $80 million. The Credit Facility contains certain financial covenants applicable to the Company and its subsidiaries on a consolidated basis, including a minimum shareholders' equity requirement and a minimum cash and cash equivalents requirement. Conexant USA is also required to maintain certain minimum amounts on deposit in its account during the duration of program.

     Conexant USA has paid Wachovia an initial program fee, will pay a final program fee in January 2006 and will pay weekly a commitment fee on the daily average unused portion of the credit facility at a rate of 0.2% per annum. The Credit Agreement also contains customary terms regarding Conexant USA's payment of breakage fees and other costs, expenses, and indemnities arising out of or relating to LIBOR-based extensions of credit. Conexant USA also pays certain fees and expenses of Wachovia.

     Servicing Agreement

     Pursuant to the terms of the Servicing Agreement and in its capacity as servicer of the eligible receivables, the Company will be responsible for the servicing and collection of the eligible receivables on behalf of Conexant USA. All payments of the eligible receivables will be made to a lockbox account established in connection with the program. Servicing of the eligible receivables will be conducted in accordance with the Company's credit and collection policies and procedures and the Company will make all claims under the insurance policy and tender the proceeds of the policy to Wachovia for disposition in accordance with the transaction documents. On each weekly settlement date, Conexant USA will pay a servicing fee to the Company based on the outstanding balance of the eligible receivables on the settlement date.



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Item 9.01.  Financial Statements and Exhibits.

(c)   Exhibits.

      99.1    Receivables Purchase Agreement, dated as of November 29, 2005, by and between Conexant USA, LLC and the Company.

      99.2    Credit and Security Agreement, dated as of November 29, 2005, by and between Conexant USA, LLC and Wachovia Bank, National Association.

      99.3    Servicing Agreement, dated as of November 29, 2005, by and between the Company and Conexant USA, LLC.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CONEXANT SYSTEMS, INC.
                                    (Registrant)



                               By     /s/ Dennis E. O'Reilly
                                 -------------------------------------
                               Name:  Dennis E. O'Reilly
                               Title: Senior Vice President, Chief Legal Officer
                                        and Secretary

Date:  December 1, 2005


























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                                  EXHIBIT INDEX

Exhibit
Numer                              Description
-------                            -----------
99.1          Receivables Purchase Agreement, dated as of
              November 29, 2005, by and between Conexant USA, LLC and the Company.

99.2 Credit and Security Agreement, dated as of November 29, 2005, by and between Conexant USA, LLC and Wachovia
              Bank, National Association.

99.3 Servicing Agreement, dated as of November 29, 2005, by and between the Company and Conexant USA, LLC.